Exhibit(j)

KPMG LLP

345 Park Avenue

New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 16, 2022, with respect to the financial statements and financial highlights of the International Small Companies Portfolio as of October 31, 2022, incorporated herein by reference, and to the reference to our firm under the headings “Financial Highlights” in the Prospectus of the International Small Companies Portfolio Institutional Class Z and “Independent Registered Public Accounting Firm” in the Statements of Additional Information of the International Carbon Transition Equity Portfolio and the International Small Companies Portfolio Institutional Class Z of Harding, Loevner Funds, Inc.

New York, New York

December 19, 2022

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.